Exhibit 99.1

[HEALTHEXTRAS LOGO HERE]

FOR IMMEDIATE RELEASE	Contact:	Michael P. Donovan
MDonovan@HealthExtras.com
HealthExtras, Inc.
(301) 548-2900

HealthExtras to Present at Lehman Brothers Annual Healthcare Conference

Friday, April 1, 2005 at 10:45 a.m. EST

ROCKVILLE, MD (March 29, 2005) – HealthExtras, Inc. (NASDAQ: HLEX), announced today that David T. Blair, the Company’s Chief Executive Officer, is scheduled to present at the Lehman Brothers Eighth Annual Global Healthcare Conference in Miami, FL on Friday, April 1, 2005.

HealthExtras presentation is scheduled to begin at 10:45 a.m. EST on Friday, April 1, 2005. The public may access a live webcast of the presentation on the Corporate Home Page of HealthExtras website at www.healthextras.com. A replay of the presentation will be available at the same website beginning Friday, April 1, at 4:00 p.m. EST until Friday, April 8, 2005.

About HealthExtras (www.healthextras.com)

HealthExtras, Inc., a pharmacy benefit management company, currently provides benefits to over three million members and the Company’s clients include managed care organizations, large employer groups, unions, government agencies and individual consumers. The Company’s integrated pharmacy benefit management services, marketed under the name Catalyst Rx, include: claims processing, mail order services, benefit design consultation, drug utilization review, formulary management and drug data analysis services. Additionally, the Company operates a national retail pharmacy network with over 53,000 participating pharmacies.

This press release may contain forward-looking information. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in HealthExtras’ filings with the Securities and Exchange Commission.

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